Exhibit 99.1

ABRI SPAC I, INC.

BALANCE SHEET

AUGUST 12, 2021

	August 12,	Pro Forma
	2021	Adjustments	As Adjusted
		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash	$477,409	$-	$477,409
Prepaid expenses	392,180	-	392,180
Total current assets	869,589	-	869,589

Cash held in Trust Account	50,000,000	7,339,200	57,339,200
Total assets	$50,869,589	$7,339,200	$58,208,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Warrant liability	$165,750	$-	$165,750
Total current liabilities	165,750	-	165,750
Deferred underwriting commissions	1,500,000	-	1,500,000
Total liabilities	1,665,750	-	1,665,750

Commitments and Contingencies
Common stock subject to possible redemption, par value $0.0001, 100,000,000 shares authorized; 5,000,000 and 5,733,920 shares issued and outstanding	43,860,065	6,729,784	50,589,849
Stockholders’ equity:
Preferred stock, par value $0.0001, 1,000,000 shares authorized, none issued and outstanding	-	-	-
Common stock, par value $0.0001, 100,000,000 shares authorized; 1,713,750 shares and 1,709,730 issued and outstanding	172	(1)	171
Additional paid-in capital	5,397,525	609,417	6,006,942
Accumulated deficit	(53,923)	-	(53,923)
Total stockholders’ equity	5,343,774	609,416	5,953,190
Total liabilities and stockholders’ equity	$50,869,589	$7,339,200	$58,208,789